      As filed with the Securities and Exchange Commission on June 4, 1997
                                                      Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      THORNBURG MORTGAGE ASSET CORPORATION
             (Exact name of registrant as specified in its charter)

           MARYLAND                                          85-0404134
(State or other jurisdiction of                           (I.R.S. Employer)
 incorporation or organization)                          Identification No.)

          119 E. MARCY STREET
         SANTA FE, NEW MEXICO                                   87501
(Address of Principal Executive Offices)                      (Zip Code)

                              AMENDED AND RESTATED
                      1992 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                            H. GARRETT THORNBURG, JR.
                              CHAIRMAN OF THE BOARD
                      THORNBURG MORTGAGE ASSET CORPORATION
                               119 E. MARCY STREET
                           SANTA FE, NEW MEXICO 87501
               (Name and address of agent for service of process)
                                 (505) 989-1900
          (Telephone number, including area code, of agent for service)

                The Commission is requested to send copies of all
                               communication to:

                            MICHAEL B. JEFFERS, ESQ.
                       JEFFERS, WILSON, SHAFF & FALK, LLP
                       18881 VON KARMAN AVENUE, SUITE 1400
                                IRVINE, CA 92612
                                 (714) 660-7700

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of securities to be registered   Amount to be           Proposed maximum             Proposed maximum            Amount of
                                        registered         offering price per share   aggregate offering price(1)  registration fee
------------------------------------------------------------------------------------------------------------------------------------
       Common Stock, par
      value, $.01 per share           800,000 shares               $20.00                   $16,000,000(1)              $4848.48
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1), based on the closing price of the Company's Common Stock.

(2) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to shares of Common Stock previously registered for sale under Registration Statement No. 33-8112, which was declared effective on July 1, 1994 and for which a filing fee of $4,741.38 was previously paid. The amount of securities being registered for sale, together with the 976,405 remaining securities registered under Registration Statement 33-8112 represent the maximum number of securities which are expected to be offered and sold.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Thornburg Mortgage Asset Corporation, a Maryland corporation (the "Company"), with the Commission are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed on March 26, 1997;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed May 5, 1997;

         (3)      The Company's Form 8-K Dated May 16, 1997

         In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock, par value $.01 per share, of the Company (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of shares of Common Stock issued pursuant to the 1992 Stock Option and Incentive Plan (the "Plan") has been passed upon by Jeffers, Wilson, Shaff & Falk, LLP. Michael B. Jeffers, a partner in Jeffers, Wilson, Shaff & Falk, LLP, is the Secretary of the Company, owns 672 shares of the Company's Common Stock, 1% of the stock of the Manager of the Company, has been granted options to purchase 38,941 shares of Common Stock at prices ranging from $9.375 to $20.00 per share and holds dividend equivalent rights (DERs) for 1,811 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Maryland General Corporation Law provides that a Maryland corporation may indemnify any person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise of employee benefit plan ("director"), that is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall be adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in a manner prescribed by law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. The director must be indemnified for expenses, however, if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which a corporation may advance expenses to, or obtain insurance or similar cover for, directors.

         The Company's Articles of Incorporation provides for indemnification of the officers and directors of the Company and eliminates the liability of a director or officer to the Company or its stockholders for money damages to the fullest extent permitted by Maryland law.

ITEM 8.  EXHIBITS

         See Exhibit Index appearing at numbered page 4.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date to the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


         Provided, however, that paragraphs A(1)(1) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 may be permitted, pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, New Mexico on June 2, 1997.

                                      THORNBURG MORTGAGE ASSET CORPORATION


Date: June 2, 1997                    By  /s/ LARRY A. GOLDSTONE
                                         -----------------------
                                         Larry A. Goldstone
                                         President


                               POWER OF ATTORNEY

         We, the undersigned directors and officers of Thornburg Mortgage Asset Corporation, do hereby constitute and appoint Larry A. Goldstone, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signatures                      Title                           Date Signed
         ----------                      -----                           -----------
/s/  H. GARRETT THORNBURG, JR.     Chairman of the Board                 June 2, 1997
-------------------------------
H. Garrett Thornburg, Jr.

/s/  LARRY A. GOLDSTONE            President and Director                June 2, 1997
-----------------------------
Larry A. Goldstone


/s/ RICHARD P. STORY               Chief Financial Officer and           June 2, 1997
-----------------------------        Treasurer (Principal
Richard P. Story                      Accounting Officer)

/s/  JOSEPH H. BADAL                      Director                       June 2, 1997
-------------------------------
Joseph H. Badal

/s/  OWEN M. LOPEZ                        Director                       June 2, 1997
-------------------------------
Owen M. Lopez

/s/  STUART C. SHERMAN                    Director                       June 2, 1997
-------------------------------
Stuart C. Sherman

                        EXHIBIT LIST

    Exhibit                                                           Sequentially
    Number        Description                                         Number page
    ------        -----------                                         -----------
     4.1.1        Amended and Restated 1992 Stock Option and
                  Incentive Plan (previously filed as Exhibit 10.3
                  to the Company's Form 10-K for the period ending
                  December 31, 1996 (file no. 001-11914) and
                  incorporated herein by reference)

     5.1          Opinion of Jeffers, Wilson, Shaff & Falk, LLP

    23.1          Consent of counsel (included in Exhibit 5.1)

    23.2          Consent of McGladrey & Pullen




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